SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

----------------------------------------------------------------------------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2002

(Date of Earliest Event Reported)

Commission file number 814-00141

Venture Lending & Leasing II, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	77-0456589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices)

(Zip Code)

(408) 436-8577

(Registrant's telephone number, including area code)

------------------------------------------------------

Item 4. Changes in Registrant's Certifying Accountant

On July 23, 2002, Venture Lending & Leasing II, Inc. ("Venture" or the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and selected Deloitte & Touche LLP (Deloitte & Touche) to serve as the Company's independent auditors for the year ended June 30, 2002. The decision to change auditors was recommended by the Audit Committee and approved by the Board of Directors of the Company.

During the fiscal years ended June 30, 2001 and 2000 and the subsequent interim period through July 23, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's financial statements for such years; and there were no reportable events as defined in item 304 (a)(1)(v) of Regulation S-K.

The Company has provided Arthur Andersen with a copy of the foregoing disclosures. The Company has requested, but has not received, a letter from Arthur Andersen stating their agreement with such statements. During the fiscal years ended 2001 and 2000 and through the date of the Company's decision, the Company did not consult with Deloitte Touche with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

Exhibit Number Description

------------------ ---------------

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING II, INC.

(Registrant)

By: /S/ Ronald W. Swenson	By: /S/ Brian R. Best
Ronald W. Swenson	Brian Best
Chairman and Chief Executive Officer	Chief Financial Officer
Date: July 23, 2002	Date: July 23, 2002